Exhibit 10.2

NON-STATUTORY STOCK OPTION AGREEMENT

PRIMAL SOLUTIONS, INC.
2006 STOCK OPTION PLAN

THIS NON-STATUTORY STOCK OPTION AGREEMENT (the “Agreement”) is effective this        day of                   ,       , between PRIMAL SOLUTIONS, INC., a Delaware corporation (the “Company”), and                                                             , an employee of the Company or one or more of its Subsidiaries (“Optionee”).  All capitalized terms not otherwise defined herein shall have the meaning set forth in the Primal Solutions, Inc. 2006 Stock Option Plan (the “Plan”).

WITNESSETH:

WHEREAS, the Company desires to carry out the purposes of the Plan by affording Optionee the opportunity to purchase shares of the Company’s common stock, par value $0.01 per share (“Common Stock”);

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1.             Grant of Option.  The Company hereby grants to Optionee the right and option (the “Option”) to purchase an aggregate of up to                          shares (the “Shares”) of Common Stock, such Shares being subject to adjustment as provided in Paragraph 7 hereof, on the terms and conditions herein set forth.  The Option is a Non-Statutory Stock Option and is not intended to be an Incentive Stock Option.

2.             Purchase Price.  The purchase price of the Shares shall be $                   per Share.

3.             Exercise of Option.  Unless expired as provided in Paragraph 5 below, this Option may be exercised from time to time after the date first set forth above (the “Date of Grant”) to the extent of Shares that have vested in accordance with the appropriate vesting schedule applicable to Optionee as set forth below.  Optionee’s right to exercise the Option accrues only in accordance with the vesting schedule set forth below that is applicable to Optionee and, except as otherwise provided herein, only to the extent that Optionee remains in the continuous employ or service of the Company or a Subsidiary as specified in the Plan:

(a)           In the event of a Liquidity Event (as defined herein), this Option shall become fully vested and immediately exercisable.  No other condition or event shall cause the vesting of this Option.

(b)           “Liquidity Event” means, in a transaction or series of related transactions, (i) the sale of all or substantially all of the assets of the Company, (ii) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (“Exchange Act”) or any comparable successor provisions of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rules) of more than 50% of the outstanding capital stock of the Company, or (iii) the merger, consolidation or other reorganization of the Company; provided, however, that any such merger, consolidation or other reorganization of the Company whereby securityholders of the Company immediately prior to such transaction continue to own not less than 50% of the capital stock in the surviving company following such transaction shall not be deemed to be a Liquidity Event.  Additionally, a Liquidity Event shall be deemed to have occurred upon (i) the Company entering into a “going private” transaction, (ii) the deregistration of the Company’s securities Exchange Act, or (iii) the Company otherwise no longer being subject to the reporting requirements under the Exchange Act and no longer filing periodic reports under such Act.

In the event of a Liquidity Event, the Company promptly shall give notice to the Optionee of the occurrence of such Liquidity Event.

4.             Manner of Exercise, Payment of Purchase Price.

(a)           Subject to the terms and conditions of this Agreement, the Option shall be exercised by written notice to the Company at its principal office.  Such notice shall state the election to exercise the Option and specify the number of Shares to be purchased.  Such notice of exercise shall be signed by Optionee and shall be irrevocable when given.

(b)           The notice of exercise shall be accompanied by full payment of the purchase price for the Shares to be purchased.  The purchase price may be paid in any form permitted by the Plan.  In the event Optionee wishes to pay all or any portion of the purchase price in any form other than cash or certified funds, Optionee shall, prior to the date of exercise, termination or expiration of this Option, give written notice to the Secretary of the Company requesting approval of such payment method, setting forth the particulars of the proposed payment method.  The Committee shall approve, disapprove or modify the proposed payment method within fourteen (14) days of its receipt of the request.  Nothing is this Section 4(b) shall be deemed to extend the term of this Option.

(c)           Upon receipt of the purchase price, and subject to the terms of Paragraph 10, the certificate or certificates representing the Shares purchased shall be registered in the stock records of the Company in the name of the person or persons so exercising the Option.  If the Option shall be exercised by Optionee and, if Optionee shall so request in the notice exercising the Option, the Shares shall be registered in the name of Optionee and another person as joint tenants with right of survivorship, and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option.  All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

5.             Expiration of Option.  The Option shall expire and become null and void upon the first to occur of the following: (a) the expiration of three (3) months after Optionee ceases to be employed by or retained in the service of the Company or any of its Subsidiaries for any reason other than termination for Cause or due to death or total disability, as specified in the Plan; (b) a period of one (1) year shall have elapsed since Optionee’s death or total disability, as specified in the Plan; (c) a period of                    years shall have elapsed since the Date of Grant; (d) Optionee’s employment or service shall have been terminated for cause; or (e) thirty (30) days following the Company giving notice to the Optionee of a Liquidity Event.

6.             Investment Purpose.  Optionee hereby represents and warrants that (i) the Option is being and the Shares issuable on exercise of the Option will be acquired by Optionee in good faith for his or her own account, for investment purposes only, and not with a view to the distribution, resale, or other disposition thereof; and that, if he or she exercises the Option, Optionee will do so without any then-present intent to sell or otherwise dispose of all or any part of the Shares acquired thereby; and (ii) he or she (A) has (1) a preexisting personal or business relationship with the Company or one or more of its officers, directors, or control persons or (2) by reason of his or her business or financial experience, or by reason of the business or financial experience of his or her financial advisor who is unaffiliated with and who is not compensated, directly or indirectly, by the Company or any affiliate or selling agent of the Company, Optionee is capable of evaluating the risks and merits of this investment and of protecting his or her own interests in connection with this investment; (B) has received and reviewed all information that Optionee considers necessary or appropriate for deciding whether to make this investment.  Optionee further represents that he or she has had the opportunity to ask questions and receive answers from the Company and its officers and employees regarding the terms and conditions of this investment, and regarding the business, financial affairs and other aspects of the Company and has further had the opportunity to obtain any information (to the extent the Company possesses or can acquire such information without unreasonable effort or expense) that Optionee deems necessary to evaluate this investment and to verify the accuracy of information otherwise provided to Optionee; (C) acknowledges that the Option and the Shares have not been registered under the Securities Act of 1933, as amended (the ”Act”), or qualified under the California Corporate Securities Law of 1968, as amended, or any other applicable blue sky laws in reliance, in part, on the representations and warranties herein.  No other person will have any direct or indirect beneficial interest in the Option or the Shares; and (D) understands that the Option and the Shares are and will be “restricted securities” under the federal securities laws in that such Option and Shares will be acquired in a transaction not involving a public offering, and that under such laws and applicable regulations, such securities may be resold without registration under the Act only in certain limited circumstances and that otherwise the securities must be held indefinitely.

7.             Adjustments of Shares Subject to Option.  The Shares subject to the Option shall be adjusted from time to time as set forth in the Plan.  The determination of any such adjustment by the Committee shall be final, binding and conclusive.

8.             No Contract.  This Agreement does not constitute a contract for employment or service and shall not affect the right of the Company to terminate Optionee’s employment or service for any reason or no reason whatsoever.

9.             Rights as Stockholder.  This Option shall not entitle Optionee to any rights of a stockholder of the Company or to any notice of proceedings of the Company with respect to any Shares issuable upon exercise of this Option unless and until the Option has been exercised for such Shares and such Shares have been registered in Optionee’s name upon the stock records of the Company.

10.           Restriction on Issuance of Shares.  The Company shall not be required to issue or deliver any certificates for Shares purchased upon the exercise of an Option prior to: (a) the obtaining of any approval from any governmental agency that the Company shall, in its sole discretion, determine to be necessary or advisable; (b) the completion of any registration or other qualification of such Shares under any state or federal law or ruling or regulation of any governmental body that the Company shall, in its sole discretion, determine to be necessary or advisable; and (c) the determination by the Committee that Optionee has tendered to the Company any federal, state or local tax owed by Optionee as a result of exercising the Option when the Company has a legal liability to satisfy such tax obligation.  In addition, if the Common Stock reserved for issuance upon the exercise of Options shall not then be registered under the Securities Act, the Company may upon Optionee’s exercise of an Option, require Optionee or his permitted transferee to represent in writing that the Shares being acquired are for investment and not with a view to distribution, and may mark the certificate for the Shares with a legend restricting transfer and may issue stop transfer orders relating to such certificate to the Company’s transfer agent (if applicable).

11.           Lapse of Option.  This Agreement shall be null and void in the event Optionee shall fail to sign and return a counterpart hereof to the Company within thirty (30) days of its delivery to Optionee.

12.           Binding Effect.  This Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties hereto.

13.           Governing Instrument and Entire Agreement.  This Option and any Shares issued hereunder shall in all respects be governed by the terms and provisions of the Plan, which terms and definitions are incorporated herein by reference.  In the event of a conflict between the terms of this Agreement and the terms of the Plan (a copy of which is attached), the terms of the Plan shall control.  There are no oral agreements between the parties relating to the subject matter hereof, and this Agreement and the terms of the Plan constitute the entire agreement of the parties with respect to the subject matter hereof.  This Agreement may not be amended except by written agreement executed by the Company and Optionee.

14.           Tax Consequences.  OPTIONEE SHOULD CONSULT A TAX ADVISER REGARDING THE TAX CONSEQUENCES OF THE EXERCISE OF THIS OPTION AND DISPOSITION OF THE SHARES.

15.           Severability.  Any word, phrase, clause, sentence or other provision herein that violates or is prohibited by any applicable law, court decree or public policy shall be modified as necessary to avoid the violation or prohibition and so as to make this Agreement enforceable as fully as possible under applicable law, and if such cannot be so modified, the same shall be ineffective to the extent of such violation or prohibition without invalidating or affecting the remaining provisions herein.

16.           Non-Waiver of Rights.  The Company’s failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by Optionee of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement, or any part hereof, or the right of the Company thereafter to enforce each and every provision in accordance with the terms of this Agreement.

17.           Headings.  The headings and captions of this Agreement are inserted for convenience of reference only and shall not affect the construction or interpretation of any provisions hereof.  As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural, shall be deemed to include the others whenever and wherever the context so requires.  In addition, unless the context requires otherwise, the word “or” is not exclusive.

18.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

19.           Governing Law.  The Agreement and all determinations made and actions taken thereunder, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware (without regard to the principles of conflicts of laws which might otherwise apply) and shall be construed accordingly.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf, and Optionee has signed this Agreement to evidence its acceptance of the option herein granted and of the terms hereof, all as of the date hereof.

PRIMAL SOLUTIONS, INC.
By:

Its:

Accepted and Agreed:

OPTIONEE

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